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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT



Name                            State of Incorporation       Year Incorporated

Merrill Merchants Bank                   Maine                     1992

Maine Acceptance Corporation             Maine                     1999






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